EXHIBIT 1(bb)

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                             USAA MUTUAL FUND, INC.

                             ARTICLES SUPPLEMENTARY


       USAA Mutual Fund, Inc., a Maryland Corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

       SECOND: (a) In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue from 5,000,000,000 shares of capital stock to 20,000,000,000 shares of capital stock ($.01 par value per share).

                (b) In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby increases the aggregate number of shares of stock of the Corporation's classes of shares by classifying an additional 50,000,000 shares of the authorized and unissued stock of the Corporation into the Growth Fund, an additional 5,000,000 shares of the authorized and unissued stock of the Corporation into the Aggressive Growth Fund, an additional 115,000,000 shares of the authorized and unissued stock of the Corporation into the Income Stock Fund, an additional 70,000,000 shares of the authorized and unissued stock of the Corporation into the Income Fund, an additional 1,700,000,000 shares of the authorized and unissued stock of the Corporation into the Money Market Fund, an additional 95,000,000 shares of the authorized and unissued stock of the Corporation into the Short-Term Bond Fund, an additional 35,000,000 shares of the authorized and unissued stock of the Corporation into the Growth & Income Fund, an additional 100,000,000 shares of the authorized and unissued stock of the Corporation into the S&P 500 Index Fund, an additional 80,000,000 shares of the authorized and unissued stock of the Corporation into the Science & Technology Fund and an additional 70,000,000 shares of the authorized and unissued stock of the Corporation into the First Start Growth Fund.

       THIRD: The additional shares of the Growth Fund, Aggressive Growth Fund, Income Stock Fund, Income Fund, Money Market Fund, Short-Term Bond Fund, Growth & Income Fund, S&P 500 Index Fund, Science & Technology Fund and First Start Growth Fund shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions as are described in Article VI of the Articles of Incorporation.
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       FOURTH:  (a)Before the increase in the total number of shares classified as shares of the Growth Fund, Aggressive Growth Fund, Income Stock Fund, Income Fund, Money Market Fund, Short-Term Bond Fund, Growth & Income Fund, S&P 500 Index Fund, Science & Technology Fund and First Start Growth Fund, there were classified 100,000,000 shares of the Growth Fund, 50,000,000 shares of the
Aggressive  Growth  Fund,   135,000,000   shares  of  the  Income  Stock  Fund,
200,000,000 shares of the Income Fund, 3,000,000,000 shares of the Money Market
Fund,   250,000,000  shares  of  the  Federal  Securities  Money  Market  Fund,
25,000,000 shares of the Short-Term Bond Fund, 75,000,000 shares of the Growth & Income Fund, 75,000,000 shares of the S&P 500 Index Fund, 25,000,000 shares of the Science & Technology Fund and 25,000,000 shares of the First Start Growth Fund.

                (b) After the increase in the total number of shares classified as shares of the Growth Fund, Aggressive Growth Fund, Income Stock Fund, Income Fund, Money Market Fund, Short-Term Bond Fund, Growth & Income Fund, S&P 500 Index Fund, Science & Technology Fund and First Start Growth Fund, there are classified 150,000,000 shares of the Growth Fund, 55,000,000 shares of the
Aggressive Growth Fund, 250,000,000 shares of the Income Stock Fund, 270,000,000 shares of the Income Fund, 4,700,000,000 shares of the Money Market Fund, 250,000,000 shares of the Federal Securities Money Market Fund, 120,000,000 shares of the Short-Term Bond Fund, 110,000,000 shares of the Growth & Income Fund, 175,000,000 shares of the S&P 500 Index Fund, 105,000,000 shares of the Science & Technology Fund and 95,000,000 shares of the First Start Growth Fund.

                (c) As of immediately before the increase in the aggregate number of shares of capital stock of the Corporation, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation was $50,000,000. After the increase in the aggregate number of shares of capital stock of the Corporation, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation is $200,000,000.

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IN WITNESS  WHEREOF,  USAA Mutual Fund,  Inc.  has caused these  presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 3, 1998.

WITNESS:                                                 USAA MUTUAL FUND, INC.


/S/ MICHAEL D. WAGNER                                    /S/ MICHAEL J.C. ROTH
----------------------                                   ----------------------
Michael D. Wagner                                        Michael J. C. Roth
Secretary                                                President

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       THE  UNDERSIGNED,  President of USAA Mutual Fund,  Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                         USAA MUTUAL FUND, INC.


                                                         /S/ MICHAEL J.C. ROTH
                                                         ----------------------
                                                         Michael J. C. Roth
                                                         President

contract\mf\articles\4-3-98funds